DTC ● ACCOUNTING ● COST RECOVERY	DANIEL TROENDLY ● CONSULTANT 62 W. Main Street ● New Concord, Ohio 43762 Phone 740-680-6442

January 7, 2014

Mr. Timothy Crawford

Cardinal Energy Group, Inc.

6037 Franz Road, Suite 103

Dublin, OFI 43017

Re: Resignation of Daniel Troendly

Mr. Crawford:

Due to recent health issues, I have decided to tender my resignation as Chief Financial Officer and member of the Board of Directors for Cardinal Energy Group, Inc., effective immediately

As time allows, I will be available to assist in a smooth transition for incoming personnel. Please feel free to contact me via cell phone.

Sincerely,

/s/ Daniel Troendly
Daniel Troendly